As filed with the Securities and Exchange Commission on March 7, 2001
                                                      Registration No. 333-55814

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ACXIOM CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                                         71-0581897
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

                        P. O. Box 8180, 1 Information Way
                        Little Rock, Arkansas 72203-8180
                                 (501) 342-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      -------------------------------------

                                Charles D. Morgan
                       Chairman of the Board and President
                                (Company Leader)
                               Acxiom Corporation
                        P. O. Box 8180, 1 Information Way
                        Little Rock, Arkansas 72203-8180
                                 (501) 342-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               Jeffrey J. Gearhart
                                 Kutak Rock LLP
                             425 West Capitol Avenue
                                   Suite 1100
                           Little Rock, Arkansas 72201
                                 (501) 975-3000
                    ----------------------------------------


        Approximate date of commencement of proposed sale to the public:

      From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [ ]


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                   SUBJECT TO COMPLETION, DATED MARCH 7, 2001


                                 275,862 SHARES

                               ACXIOM CORPORATION


                                  COMMON STOCK

                          -----------------------------


         A total of 275,862 shares of common stock of Acxiom Corporation are being offered by this prospectus. The shares will be sold from time to time by the selling stockholders named in this prospectus on page 6.

         We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. We have agreed to bear the expenses of registration of the shares under federal securities laws.

         Our common stock is traded on the Nasdaq National Market System under the symbol "ACXM." On March 6, 2001, the closing sale price of our common stock was $26.00 per share.

         We have listed several risk factors on page 2 that you should consider before investing in our common stock.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


                    -----------------------------------------

                  The date of this Prospectus is March 7, 2001.

                                TABLE OF CONTENTS

RISK FACTORS..................................................................2

ACXIOM........................................................................5

USE OF PROCEEDS BY ACXIOM.....................................................5

SELLING STOCKHOLDERS..........................................................6

PLAN OF DISTRIBUTION..........................................................7

LEGAL MATTERS.................................................................8

EXPERTS.......................................................................8

WHERE YOU CAN FIND MORE INFORMATION ABOUT ACXIOM..............................8

                  ---------------------------------------------

No one has been authorized to give you any information about this offering that is not contained in this prospectus. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction in which it is unlawful to make such offer or solicitation.


                                  RISK FACTORS

         You should carefully consider the following risk factors and all of the other information in this prospectus or incorporated by reference into this prospectus before deciding to invest in our common stock.

         The risks described below could materially and adversely affect our business, financial condition and results of future operations. These risks are not the only ones we face. Our business operations could also be impaired by additional risks and uncertainties that are not presently known to us, or that we currently consider immaterial.

We must continue to improve and gain market acceptance of our technology, particularly AbiliTec(TM) and the Acxiom Data NetworkSM, in order to remain competitive and grow.

         The complexity and uncertainty regarding the development of new high technologies affects our business greatly, as does the loss of market share through competition, or the extent and timing of market acceptance of new technologies like AbiliTec and the Acxiom Data Network. We are also affected by:

     o the potential lengthening of sales cycles due to the nature of AbiliTec being an enterprise-wide solution;

     o the introduction of competent, competitive products or technologies by other companies;

     o changes in the consumer and/or business information industries and markets;

     o our ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and

     o    the  impact  of  changing   legislative,   regulatory   and   consumer
          environments in the geography where AbiliTec will be deployed.

         Maintaining technological competitiveness in our data products, processing functionality, software systems and services is key to our continued success. Our ability to continually improve our current processes and to develop and introduce new products and services is essential in order to maintain our competitive position and meet the increasingly sophisticated requirements of our clients. If we fail to do so, we could lose clients to current or future competitors which could result in decreased revenues, net income and earnings per share. In addition, there could be a change in the general economic climate which would result in a reduction in demand for our products and services.

Changes in legislative, regulatory, or consumer environments relating to consumer privacy or information collection and use may affect our ability to collect and use data.

         There could be a material adverse impact on our direct marketing, data sales, and AbiliTec business due to the enactment of legislation or industry regulations, or simply a change in customs, arising from public concern over consumer privacy issues. Restrictions could be placed upon the collection, management, aggregation and use of information that is currently legally available, in which case our cost of collecting some kinds of data might be increased materially. It is also possible that we could be prohibited from collecting or disseminating certain types of data, which could in turn materially adversely affect our ability to meet our clients' requirements.

Data suppliers might withdraw data from us, leading to our inability to provide products and services.

         Much of the data that we use is either purchased or licensed from third parties. We compile the remainder of the data that we use from public record sources. We could suffer a material adverse effect if owners of the data we use were to withdraw the data from us. Data providers could withdraw their data from us if there is a competitive reason to do so or if legislation is passed restricting the use of the data. If a substantial number of data providers were to withdraw their data, our ability to provide products and services to our clients could be materially adversely impacted which could result in decreased revenues, net income and earnings per share.

Failure to attract and retain qualified personnel could adversely affect our business.

         In the current marketplace, competition for qualified technical, sales and other personnel is intense, and we periodically are required to pay premium wages to attract and retain personnel. There can be no assurance that we will be able to continue to hire and retain sufficient qualified management, technical, sales and other personnel necessary to conduct our operations successfully, particularly if the planned growth occurs.

Short-term contracts affect the predictability of our revenues.

         While approximately 66% of our total revenue is currently derived from long-term client contracts (defined as contracts with initial terms of three years or longer), the remainder is not. With respect to that portion of our business which is not under long-term contract, revenues are less predictable, and we must engage in continual sales efforts to maintain revenue stability and future growth.

Our operations outside the U.S. subject us to risks normally associated with international operations.

         We conduct business outside of the United States. During the last fiscal year, we received approximately 6% of our revenues from business outside the United States. As part of our growth strategy, we plan to continue to pursue opportunities outside the U.S. Accordingly, our future operating results could be negatively affected by a variety of factors, some of which are beyond our control. These factors include regulatory, political or economic conditions in a specific country or region, trade protection measures, and other regulatory requirements. In order to successfully expand non-U.S. revenues in future periods, we must continue to strengthen our foreign operations, hire additional personnel and continue to identify and execute beneficial strategic alliances. To the extent that we are unable to do these things in a timely manner, our growth, if any, in non-U.S. revenues will be limited, and our operating results could be materially adversely affected. Although foreign currency translation gains and losses are not currently material to our consolidated financial position, results of operations or cash flows, an increase in our foreign revenues could subject us to foreign currency translation risks in the future. Additional risks inherent in our non-U.S. business activities generally include, among others, potentially longer accounts receivable payment cycles, the costs of and difficulties in managing international operations, potentially adverse tax consequences, and greater difficulty enforcing intellectual property rights.

Loss of data center capacity or interruption of telecommunication links could adversely affect our business.

         Our ability to protect our data centers against damage from fire, power loss, telecommunications failure or other disasters is critical to our future. The on-line services we provide are dependent on links to telecommunication providers. We believe we have taken reasonable precautions to protect our data centers and telecommunication links from events that could interrupt our
operations.   Any   damage  to  our  data   centers   or  any   failure  of  our
telecommunications links that causes interruptions in our operations could materially adversely affect our ability to meet our clients' requirements, which could result in decreased revenues, net income, and earnings per share.

Failure to favorably negotiate or effectively integrate acquisitions could adversely affect our business.

         From time to time, our growth strategy has included growth through acquisitions. While we believe we have been relatively successful in implementing this strategy during previous years, there is no certainty that future acquisitions will be consummated on acceptable terms or that any acquired assets, data or businesses will be successfully integrated into our operations. Our failure to identify appropriate acquisition candidates, to negotiate favorable terms for future acquisitions, or to successfully integrate them into our existing operations could result in decreased revenues, net income and earnings per share.

Postal rate increases could lead to reduced volume of business.

         The direct marketing industry has been negatively impacted from time to time during past years by postal rate increases. Any future increases will, in our opinion, force direct mailers to mail fewer pieces and to target their prospects more carefully. This sort of response by direct mailers could negatively affect us by decreasing the amount of processing services purchased from us, which could result in lower revenues, net income and earnings per share.


                                     ACXIOM

         Acxiom is a global leader in real-time, multi-channel customer data integration in support of customer relationship management. We offer innovative database management services, advanced data integration software and delivery technologies, and premier data content, while also offering a broad range of information technology outsourcing services. Acxiom enables businesses to develop and deepen customer relationships by achieving a single view of customers across the enterprise. Founded in 1969, Acxiom is based in Little Rock, Arkansas, with operations throughout the United States and in the United Kingdom, France, Spain and Australia.

         Our products and services enable our clients to use information to improve their business decision-making and effectively manage existing and prospective customer relationships. We believe that we offer clients the most technologically advanced, accurate and timely solutions available. Our solutions are customized to the specific needs of our clients and the industries in which they operate.

         We target organizations that view data as a strategic competitive advantage and an integral component of their business decision-making process. Historically, our client base has primarily been Fortune 1000 companies in the financial services, insurance, information services, direct marketing, publishing, retail and telecommunications industries. More recently, our industry focus has expanded to include the pharmaceuticals/healthcare, e-commerce, Internet, utilities, automotive, high technology, packaged goods and media/entertainment industries.

         Our primary development initiatives over the past three years have been AbiliTec, our customer data integration software using our patented technology, and the Acxiom Data Network, our proprietary delivery vehicle for AbiliTec and our InfoBase(R) data products. We believe that AbiliTec is the fastest, most accurate customer data integration software available in the global marketplace today. The Acxiom Data Network is a web-enabled technology that allows us to cost effectively provide our clients with real-time desktop access to actionable information over the Internet and via private networks. We expect that the ease of use and low cost delivery of the Acxiom Data Network will allow us to extend our scope of services in the existing markets we serve and, through channel distribution partners, to expand our client base to include the middle market and small office/home office companies seeking customer relationship management solutions.

         For a more detailed discussion of our business, including AbiliTec and the Acxiom Data Network, see our Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and our subsequent periodic reports filed with the SEC under the Securities Exchange Act of 1934. See "Where You Can Find More Information About Acxiom" on page 8.


                            USE OF PROCEEDS BY ACXIOM

         Acxiom will not receive any proceeds from the sale of shares by the selling stockholders.

                              SELLING STOCKHOLDERS

         We have agreed to register 275,862 shares of our common stock owned by the twenty-one selling stockholders named in the table below. The selling stockholders are former shareholders of Access Communication Systems, Inc. ("Access") and acquired their respective shares of our common stock from us pursuant to an Agreement and Plan of Reorganization and Merger by and among Access, Acxiom Target Acquisition Corporation and Acxiom as of August 18, 1999, as amended on December 27, 2000 (the "Merger Agreement"). The registration of the shares is required by the terms of a Registration Rights Agreement that was attached as Exhibit 3(d) to the Merger Agreement.

         The following table sets forth the name of each selling stockholder, the number of shares of our common stock owned by each selling stockholder as of February 14, 2001, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by each selling stockholder after this offering is completed. Except as set forth in the notes to the table below, none of the selling stockholders has had a material relationship with us within the past three years. The number of shares in the column "Number of Shares being Offered" represents all of the shares that each selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares.

         Each of the selling stockholders holds less than one percent of our outstanding common stock.

                            Number of Shares                          Shares
                              beneficially       Number of         beneficially
                               owned prior         Shares          owned after
 Name                          to offering      being Offered        offering
--------------------------------------------------------------------------------
Julie    Blomkvist Fosdick(1)     4,319             2,069             2,250
Stan     Czyzyk(1)                1,834             1,034               800
Richard  Davis(1)                 2,159             1,034             1,125
John     De Martino(2)            3,584             2,759               825
Debra    Demidow(1)               2,245             1,034             1,211
Mark     De Revere(1)             6,733             3,448             3,285
John     DiNozzi(3)             204,472           119,138            85,334
Susan    Gati 4                   2,159             1,034             1,125
Thomas   Gurry 5                 11,118             5,172             5,946
Jeanine  Ingenito 6               5,759             2,759             3,000
Robert   Ingenito(3)            288,465           119,139           169,326
Cynthia  Iuliano(1)               4,319             2,069             2,250
Arthur   Lipper                  10,797             5,172             5,625
Janet    Long 7                   1,359               690               669
Anthony  Maniaci                  4,319             2,069             2,250
Joseph   Mendicino                3,919             2,069             1,850
John     Neesham(1)               1,493               690               803
Ronald   Palumberi                4,319             2,069             2,250
Robert   Small(1)                 1,142               690               452
Stephen  Stewart(1)               1,115               690               425
Richard  Villante                 2,159             1,034             1,125
--------------------------------------------------------------------------------
* Footnotes to the table are located on the following page.

1 The selling stockholder became an employee of Acxiom on August 18, 1999 and remains an employee of Acxiom as of the date of this filing.
2 John De Martino was employed by Acxiom from August 18, 1999 until September 6, 2000.
3 13,334 of these shares are held pursuant to non-qualified stock options that are currently exercisable by the selling stockholder.
4    Susan Gati was  employed by Acxiom  from  August 18, 1999 until  October 1,
     2000.
5 1,121 of these shares are held pursuant to non-qualified stock options that are currently exercisable by the selling stockholder. Thomas Gurry is currently employed by Acxiom as a business unit leader.
6 Jeanine Ingenito was employed by Acxiom from August 18, 1999 until October 15, 1999.
7    Janet Long was  employed by Acxiom  from August 18, 1999 until  November 1,
     2000.


                              PLAN OF DISTRIBUTION

         We are registering these shares of our common stock on behalf of the selling stockholders. The selling stockholders may offer or sell shares from time to time in one or more of the following ways:

     o    through  broker-dealers  acting  as  principal  or agent;  whether  in
          ordinary   brokerage   transactions   or  transactions  in  which  the
          broker-dealer solicits purchasers;

     o in block transactions, in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

     o in sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares;

     o    in private sales at negotiated prices; or

     o    by any other legally available means.

         Sales of the shares will be made at market prices prevailing at the time of sale or at negotiated prices. The shares of Acxiom common stock covered by this prospectus may also be sold in private transactions under Section 4(1) or Rule 144 of the Securities Act, rather than by use of this prospectus.

         Brokers or agents participating in such transaction may receive commissions or fees.

         If necessary, this prospectus will be supplemented to show the specific terms of a particular offering. These terms may include the following:

     o    number of shares involved in the offering;

     o    purchase price of the shares being offered;

     o    name of any underwriter, dealer or agent;

     o compensation in the form of discounts, concessions or commissions received by underwriters, dealers or agents; and

     o    all other required information.

         To comply with applicable state securities laws, the shares of common stock will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers.

         All expenses relating to the offer and sale of the shares of common stock will be paid by us, with the exception of commissions, discounts and fees of underwriters, broker-dealers or agents, taxes of any kind, and any legal, accounting or other expenses incurred by the selling stockholders. Acxiom has agreed to pay all expenses, including filing fees, relating to preparation of the registration statement, and the fees of its attorneys and accountants. We have also agreed to indemnify the selling stockholders against specified losses, claims, damages, actions, liabilities, costs and expenses arising under the securities laws.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas.

                                     EXPERTS

         The consolidated financial statements and schedules of Acxiom as of March 31, 2000 and 1999, and for each of the years in the three-year period ended March 31, 2000, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                WHERE YOU CAN FIND MORE INFORMATION ABOUT ACXIOM

         The SEC  allows  us to  "incorporate  by  reference"  information  from documents filed with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

         We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents:

     (1) Our  Annual  Report on Form 10-K for the fiscal  year  ended  March 31,
2000;

     (2) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     (3) Our Current Report on Form 8-K dated July 19, 2000;

     (4) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     (5) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

     (6) The description of our capital stock contained in the registration statement on Form 8-A of CCX Network, Inc., which is now known as Acxiom Corporation, dated February 4, 1985, and any amendments or updates to that form; and

     (7) The description of our preferred stock purchase rights contained in the registration statement on Form 8-A dated January 28, 1998, as amended by Form 8-A/A dated June 4, 1998.

         We will provide you with free copies of any of these documents, without exhibits, unless an exhibit is incorporated into the document by reference, if you write us or call us at: Acxiom Corporation, P.O. Box 8180, 1 Information Way, Little Rock, Arkansas, 72203-8180, Attention: Catherine Hughes, telephone
(501) 342-1320.

         We are subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance with the act, file reports and other information with the SEC. We have also filed a registration statement on Form S-3 with the SEC relating to this offering of our common stock by the selling stockholders. These reports, proxy statements, registration statement and other information can be inspected and copied at the public reference room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available to the public at the SEC's web site: "http://www.sec.gov."

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by Acxiom in connection with the offering described in this registration statement.

Securities and Exchange
         Commission registration fee                         $  2,131.72
Legal fees                                                     10,000.00
Accountants' fees                                               5,000.00
Miscellaneous expenses                                          1,000.00
                                                               =========
                  TOTAL                                      $ 18,131.72
                                                               =========

Item 15.  Indemnification of Directors and Officers.

         Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

         The Acxiom Charter provides that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

         Indemnification. Section 145 of the Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made for any claim as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

         The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

         Insurance. Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 16.  Exhibits.

     Number                                 Description

      4.1           Specimen  Common  Stock  Certificate  (previously  filed  as
                    Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

      4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

      4.3 Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

      5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered.*

     23.1           Consent of Kutak Rock LLP.*

     23.2           Consent of KPMG LLP (filed herewith).

     24.1           Power of Attorney.*

* Previously filed.

Item 17.   Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i)   to include any  prospectus  required by Section
                  10(a)(3)  of the   Securities Act   of 1933,  as  amended (the
                  "Securities Act");

                           (ii) to reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   registration
                  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided;  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Acxiom certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 7, 2001.

                                          ACXIOM CORPORATION



                                          By: /s/  Catherine L. Hughes
                                            ------------------------------------
                                            Catherine L. Hughes
                                            Secretary and Corporate Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated, on March 7, 2001:



              Signature                                   Title

/s/ Caroline Rook        *                       Financial Operations Leader
-----------------------------------           (Principal Financial Officer and
(Caroline Rook)                                 Principal Accounting Officer)


/s/ Dr. Ann H. Die       *                               Director
-----------------------------------
(Dr. Ann H. Die)

/s/ William T. Dillard II*                               Director
-----------------------------------
(William T. Dillard II)

/s/ Harry C. Gambill     *                               Director
-----------------------------------
(Harry C. Gambill)

/s/ Rodger S. Kline      *                               Director
-----------------------------------
(Rodger S. Kline)

/s/ Thomas F. (Mack) McLarty, III*                       Director
-----------------------------------
(Thomas F. (Mack) McLarty, III)

/s/ Charles D. Morgan    *                            Company Leader
-----------------------------------            (Principal Executive Officer)
(Charles D. Morgan)

/s/ Stephen M. Patterson*                               (Director)
-----------------------------------
(Stephen M. Patterson)

/s/ James T. Womble      *                               Director
-----------------------------------
(James T. Womble)

*By:    /s/  Catherine L. Hughes
        ----------------------------------------
          (Catherine L. Hughes, Attorney-in-Fact)

                                INDEX TO EXHIBITS


Number              Exhibit

4.1                 Specimen  Common  Stock  Certificate  (previously  filed  as
                    Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

4.3 Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered.*

23.1                Consent of Kutak Rock LLP.*

23.2                Consent of KPMG LLP (filed herewith).

24.1                Power of Attorney.*

* Previously filed.